    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 9, 1998
                                                     REGISTRATION NO. 333- 45633


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                        Post-Effective Amendment No.  1
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                            ----------------------

                          SUNGARD/R/ DATA SYSTEMS INC.
            (Exact name of registrant as specified in its charter)

            DELAWARE                          7379                      51-0267091
(State or other jurisdiction of    (Primary Standard Industrial     (I.R.S. Employer
 incorporation or organization)     Classification Code Number)     Identification No.)

                           SUNGARD DATA SYSTEMS INC.
                              1285 DRUMMERS LANE
                           WAYNE, PENNSYLVANIA 19087
                                (610) 341-8700
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            ----------------------

                          LAWRENCE A. GROSS, ESQUIRE
                      VICE PRESIDENT AND GENERAL COUNSEL
                           SUNGARD DATA SYSTEMS INC.
                              1285 DRUMMERS LANE
                           WAYNE, PENNSYLVANIA 19087
                                (610) 341-8700
                    (Name, address, including zip code, and
         telephone number, including area code, of agent for service)

                            ----------------------

                                  COPIES TO:
          Arthur H. Miller, Esquire           David Smalley,  Esquire
      BLANK ROME COMISKY & MCCAULEY LLP         DEBEVOISE & PLIMPTON
             ONE LOGAN SQUARE                       1 CREED COURT
       PHILADELPHIA, PENNSYLVANIA 19103            5 LUDGATE HILL
               215-569-5500                        LONDON EC4M 7AA
                                                   44-171-329-0779

                            ----------------------

  THE REGISTRANT HEREBY REQUESTS THAT THIS POST-EFFECTIVE AMENDMENT NO. 1 BECOME EFFECTIVE AS SOON AS PRACTICABLE PURSUANT TO SECTION 8(c) OF THE SECURITIES ACT OF 1933.

     On February 5, 1998, SunGard Data Systems Inc., a Delaware corporation ("SunGard"), filed Registration Statement No. 333-45633 on Form S-4, which was later amended on February 20, 1998 (the "Registration Statement") to register 4,205,236 shares of common stock, $.01 par value per share, of SunGard (the "Common Stock") to be issued in connection with the proposed acquisition of Rolfe & Nolan Plc ("Rolfe & Nolan").

     On February 20, 1998, the Registration Statement became effective.

     On April 3, 1998, SunGard announced the lapsing of the offer to acquire Rolfe & Nolan. Under U.K. takeover rules, an acquiror is permitted to lapse the offer to acquire a London Stock Exchange-listed company if negotiated conditions are not timely met. The 90% acceptance condition for Rolfe & Nolan's shareholders was not met as of April 3, 1998, the scheduled closing date. Additionally, a wide range of U.K. and U.S. customers expressed concern regarding the proposed merger. As a result of such opposition, SunGard was advised by its U.K. and U.S. legal advisors that it was likely that the transaction would be referred to the Monopolies and Merger Commission in the U.K. (which would cause the offer to lapse under U.K. takeover rules), or that the offer would be challenged in court by the Department of Justice in the U.S. (which would have caused a failure of a negotiated condition of the offer), or both. Therefore, SunGard concluded that it was not in the best interests of its shareholders to continue with the offer.

     Accordingly, SunGard hereby deregisters a total of 4,205,236 shares of Common Stock.

                                 SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN WAYNE, PENNSYLVANIA, ON THE DATE INDICATED.

                                 SUNGARD DATA SYSTEMS INC.


Date:  April 9, 1998             By:    /s/ Michael J. Ruane
                                    ------------------------
                                        MICHAEL J. RUANE
                                    CHIEF FINANCIAL OFFICER
                                   AND VICE PRESIDENT-FINANCE

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

         SIGNATURE                      CAPACITY                 DATE
---------------------------  ------------------------------  -------------

  *                          Chief Executive Officer,        April 9, 1998
---------------------------  President, and Chairman
   JAMES L. MANN             of the Board of Directors
                             (principal executive officer)


 /s/ Michael J. Ruane        Chief Financial Officer and     April 9, 1998
---------------------------  Vice President-Finance
   MICHAEL J. RUANE          (principal financial officer)


/s/ Andrew P. Bronstein      Vice President and Controller   April 9, 1998
---------------------------  (principal accounting officer)
   ANDREW P. BRONSTEIN

   *                         Director                        April 9, 1998
---------------------------
   GREGORY S. BENTLEY

   *                         Director                        April 9, 1998
---------------------------
   MICHAEL C. BROOKS

   *                         Director                        April 9, 1998
---------------------------
   ALBERT A. EISENSTAT

   *                         Director                        April 9, 1998
---------------------------
   BERNARD GOLDSTEIN

   *                         Director                        April 9, 1998
---------------------------
   MICHAEL ROTH

   *                         Director                        April 9, 1998
---------------------------
   MALCOLM I. RUDDOCK

   *                         Director                        April 9, 1998
---------------------------
   LAWRENCE J. SCHOENBERG


*By /s/ Michael J. Ruane     Director                        April 9, 1998
------------------------
      ATTORNEY-IN-FACT